                                   Oppenheimer Target Distribution Fund
                                               (the "Fund")

                                                 BY-LAWS
                                           dated August 7, 2008

     All terms  used  herein  shall  have the same  meaning  as set forth in the
Declaration of Trust of the Fund unless otherwise defined herein.

                                                ARTICLE I

                                               SHAREHOLDERS

     Section 1.  Shareholder  Meetings.  Meetings  of the  Shareholders  for any
purpose or purposes may be called by the  Chairperson  of the Board of Trustees, if any, or by the  President  or by the Board of Trustees and shall be called by the  Secretary  upon  receipt of the request in writing  signed by  Shareholders holding not less than one third in amount of the entire  number of Shares issued and  outstanding  and entitled to vote  thereat.  Such  request  shall state the purpose or  purposes  of the  proposed  meeting.  In  addition,  meetings of the
Shareholders  shall be called  by the  Board of  Trustees  upon  receipt  of the request in writing  signed by  Shareholders  that hold in the aggregate not less than ten percent in amount of the entire number of Shares issued and outstanding and entitled to vote thereat,  stating that the purpose of the proposed  meeting is the removal of a Trustee.

     Section 2. Place of Meeting. All meetings of the Shareholders shall be held at the  principal  office of the Fund or at such other place as may from time to time be designated by the Board of Trustees and stated in the notice of meeting.

     Section 3. Notice of Meetings of  Shareholders.  Consistent with applicable law,  written or printed  notice of every meeting of  Shareholders,  stating the time and place  thereof (and the general  nature of the business  proposed to be transacted  at any  special or  extraordinary  meeting),  shall be given to each
Shareholder  entitled  to vote at such  meeting  by  leaving  the same with each
Shareholder  at the  Shareholder's  residence  or usual  place of business or by mailing it,  postage  prepaid and addressed to the  Shareholder's  address as it appears  upon the books of the Fund.  Such notice also may be  delivered by such other means,  for example  electronic  delivery,  as consistent  with applicable laws.

     No notice of the time, place or purpose of any meeting of Shareholders need be  given  to any  Shareholder  who  attends  in  person  or by  proxy or to any
Shareholder  who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 4. Record  Dates.  Consistent  with  applicable  law,  the Board of
Trustees  may  fix,  in  advance,   a  record  date  for  the  determination  of
Shareholders  entitled to notice of and to vote at any  meeting of  Shareholders and  Shareholders  entitled  to receive any  dividend  payment or  allotment  of rights,  as the case may be. Only  Shareholders  of record on such date shall be entitled to notice of and to vote at such meeting or to receive  such  dividends or rights, as the case may be.

     Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make available a list of the names and addresses of all  shareholders  as recorded on the books of the Fund, upon receipt of the request in writing signed by not less than ten  Shareholders  of the Fund (who have been such for at least six months)
holding in the  aggregate  the lesser of (i) Shares valued at $25,000 or more at current  offering  price (as  defined  in the  Fund's  Prospectus),  or (ii) one percent  in  amount of the  entire  number  of  shares  of the Fund  issued  and outstanding;  such request must state that such Shareholders wish to communicate with other  Shareholders with a view to obtaining  signatures to a request for a meeting pursuant to Section 2 of Article I of these By-Laws and accompanied by a form of  communication  to the  Shareholders.  The Board of Trustees may, in its
discretion,  satisfy  its  obligation  under  this  Section 5 by  either  making available the Shareholder List to such  Shareholders at the principal offices of the Fund,  or at the  offices  of the  Fund's  transfer  agent,  during  regular
business   hours,  or  by  mailing  a  copy  of  such   Shareholders'   proposed
communication and form of request, at their expense, to all other Shareholders.

     Section 6. Quorum, Adjournment of Meetings. Except as otherwise required by the Declaration of Trust,  the Investment  Company Act or other  applicable law, the presence in person or by proxy of  one-third of the Shares  entitled to vote shall be a quorum for the  transaction of business at a  Shareholders'  meeting, provided,  however,  that if any  action  to be taken by the  Shareholders  of a
Series or Class  requires  an  affirmative  vote of a  majority,  or more than a majority,  of the Shares  outstanding and entitled to vote, then with respect to voting  on that  particular  issue  the  presence  in  person or by proxy of the holders of a majority of the Shares  outstanding  and entitled to vote at such a meeting shall  constitute a quorum for the  transaction of business with respect to such issue.

     If at any  meeting of the  Shareholders  there  shall be less than a quorum present,  the Shareholders  present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall attend,  but no business shall be transacted at any such adjourned meeting except such as might have been lawfully transacted had the meeting not been adjourned.

     Section 7.  Adjournment  of Meetings  When Quorum  Present.  If a quorum is present but  sufficient  votes in favor of one or more  proposals  have not been received,  any of the persons named as proxies or attorneys-in-fact  may propose one or more  adjournments  of the  meeting  to permit  further  solicitation  of proxies with respect to any  proposal.  All such  adjournments  will require the affirmative  vote of a majority  of the shares  present in person or by proxy at the session of the meeting to be  adjourned.  A vote may be taken on one or more of the  proposals  prior to any such  adjournment  if  sufficient  votes for its approval have been received and it is otherwise appropriate.

     Section 8. Voting and  Inspectors.  Consistent  with applicable law, at all meetings of shareholders,  proxies may be given by or on behalf of a Shareholder orally or in writing or pursuant to any computerized,  telephonic, or mechanical data gathering process.

     All elections of Trustees shall be had by a plurality of the votes cast and all questions  shall be decided by a majority of the votes cast, in each case at a duly constituted  meeting,  except as otherwise provided in the Declaration of
Trust or in these By-Laws or by specific  statutory  provision  superseding  the restrictions and limitations contained in the Declaration of Trust.

     At any election of Trustees,  the Board of Trustees  prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the  holders  of ten  percent  (10%) of the Shares  entitled  to vote at such election shall,  appoint two inspectors of election who shall first subscribe an oath or  affirmation  to execute  faithfully  the duties of  inspectors  at such election with strict  impartiality  and according to the best of their  ability, and shall after the election make a certificate of the result of the vote taken.
No candidate for the office of Trustee shall be appointed such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election or matter, and such vote shall be taken upon the request of the holders of ten percent (10%) of the Shares entitled to vote on such election or matter.

     Section  9.  Conduct  of  Shareholders'   Meetings.  The  meetings  of  the
Shareholders shall be presided over by the Chairperson of the Board of Trustees, if any, or if he or she shall not be present,  by the President,  or if he shall not be  present,  by a  Vice-President,  or if none of  them  is  present,  by a chairperson to be elected at the meeting. The Secretary of the Fund, if present, shall act as Secretary  of such  meetings,  or if he or she is not  present,  an
Assistant  Secretary  shall so act; if neither the  Secretary  nor an  Assistant
Secretary is present, then the meeting shall elect its secretary.

     Section 10. Concerning Validity of Proxies,  Ballots, Etc. At every meeting of the  Shareholders,  all proxies  shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies,  and the  acceptance  or rejection of votes,  unless  inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

                                                ARTICLE II

                                            BOARD OF TRUSTEES

     Section 1. Number and Tenure of Office.  The  business  and property of the
Fund shall be  conducted  and managed by a Board of Trustees  consisting  of the number of initial  Trustees,  which  number may be  increased  or  decreased  as provided in Section 2 of this Article.  Each Trustee shall,  except as otherwise provided herein,  hold office until the meeting of Shareholders of the Fund next succeeding  his election or until his  successor is duly elected and  qualifies.
Trustees need not be Shareholders.

     Section  2.  Increase  or  Decrease  in  Number of  Trustees.  The Board of
Trustees, by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding  fifteen,  and may elect  Trustees to fill the vacancies occurring for any reason,  including vacancies created by any such increase in the number of Trustees  until the next annual meeting or until their successors are duly elected and qualify; the Board of Trustees, by the vote of a majority of the entire Board, may likewise  decrease the number of Trustees to a number not less than three but the tenure of office of any Trustee  shall not be affected by any such  decrease.  In the event that after the proxy  material has been printed for a meeting of  Shareholders  at which Trustees are to be elected any  one  or  more  nominees  named  in  such  proxy  material  dies  or  become incapacitated,  the authorized number of Trustees shall be automatically reduced by the  number  of such  nominees,  unless  the Board of  Trustees  prior to the meeting shall otherwise determine.

     Section 3. Removal,  Resignation and Retirement.  A Trustee at any time may be  removed  either  with or without  cause by  resolution  duly  adopted by the affirmative votes of the holders of two-thirds of the outstanding  Shares of the
Fund, present in person or by proxy at any meeting of Shareholders at which such vote may be taken,  provided  that a quorum is present.  Any Trustee at any time may be removed for cause by resolution  duly adopted at any meeting of the Board of Trustees  provided  that notice  thereof is  contained  in the notice of such meeting and that such  resolution  is adopted by the vote of at least two thirds of the Trustees whose removal is not proposed. As used herein, "for cause" shall mean any cause  which  under  Massachusetts  law would  permit the  removal of a
Trustee of a business Fund.

     Any Trustee may resign or retire as Trustee by written instrument signed by him and delivered to the other  Trustees or to any officer of the Fund, and such resignation  or  retirement  shall take effect  upon such  delivery or upon such later date as is specified in such  instrument  and shall be effective as to the
Fund hereunder.

     Section 4. Place of Meeting. The Trustees may hold their meetings, have one or more offices,  and keep the books of the Fund outside  Massachusetts,  at any office or  offices  of the Fund or at any  other  place as they may from time to time by resolution determine, or, in the case of meetings, as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 5.  Regular  Meetings.  Regular  meetings  of the Board of Trustees shall be held at such time and on such notice,  if any, as the Trustees may from time to time determine.  One such regular meeting during each fiscal year of the
Fund shall be designated an annual meeting of the Board of Trustees.

     Section 6. Special Meetings.  Special meetings of the Board of Trustees may be held from time to time upon call of the Chairperson of the Board of Trustees, if any, the President or two or more of the Trustees,  by oral or written notice duly served on or sent via mail or electronic  delivery to each Trustee not less than one day before  such  meeting.  No notice  need be given to any Trustee who attends in person,  or to any Trustee who in writing executed and filed with the records of the meeting  either before or after the holding  thereof  waives such notice.  Such  notice or waiver of notice need not state the purpose or purposes of such meeting.

     Section  7.  Quorum.  One-third  of  the  Trustees  then  in  office  shall constitute  a quorum for the  transaction  of business,  provided  that a quorum shall in no case be less than two Trustees. If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line, to the extent permitted by the Investment Company Act of 1940 (the "Investment  Company
Act")),  a majority of those  present may adjourn the meeting  from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise  specifically provided by statute, by the Declaration of Trust,  by these By-Laws or by any contract or agreement to which the Fund is a party.

     Section  8.  Executive  Committee.  The  Board  of  Trustees  may,  by  the
affirmative  vote of a majority of the entire Board,  elect from the Trustees an
Executive  Committee to consist of such number of Trustees (not less than three)
as the Board  may from time to time  determine.  The Board of  Trustees  by such affirmative  vote shall  have  power at any time to change  the  members of such
Committee and may fill vacancies in the Committee by election from the Trustees.
When the Board of Trustees is not in session, the Executive Committee shall have and may  exercise  any or all of the  powers  of the  Board of  Trustees  in the management  of the  business  and  affairs of the Fund  (including  the power to authorize the seal of the Fund to be affixed to all papers which may require it)
except as provided by law or by any contract or agreement to which the Fund is a party  and  except  the  power to  increase  or  decrease  the size of,  or fill vacancies on, the Board, to remove or appoint executive  officers or to dissolve or change the permanent membership of the Executive Committee,  and the power to make or amend the By-Laws of the Fund.  The Executive  Committee may fix its own
rules of  procedure,  and may  meet  when and as  provided  by such  rules or by resolution  of the  Board of  Trustees,  but in every  case  the  presence  of a majority shall be necessary to constitute a quorum. In the absence of any member of the Executive Committee,  the members thereof present at any meeting, whether or not they  constitute a quorum,  may appoint a member of the Board of Trustees to act in the place of such absent member.

     Section 9. Other Committees. The Board of Trustees, by the affirmative vote of a majority of the entire Board,  may appoint other  committees which shall in each case  consist of such number of members  (not less than two) and shall have and may exercise,  to the extent  permitted by law, such powers as the Board may determine in the  resolution  appointing  them. A majority of all members of any such  committee  may  determine  its  action,  and fix the time and place of its meetings,  unless the Board of Trustees shall  otherwise  provide.  The Board of
Trustees  shall have power at any time to change the members  and, to the extent permitted  by law,  powers  of any such  committee,  to fill  vacancies,  and to discharge any such committee.

     Section 10.  Informal  Action by and  Telephone  Meetings  of Trustees  and
Committees.  Any action  required or permitted to be taken at any meeting of the
Board of Trustees or any committee thereof may be taken without a meeting,  if a written consent to such action is signed by all members of the Board, or of such committee,  as the case may be. Trustees or members of the Board of Trustees may participate  in  a  meeting  by  means  of a  conference  telephone  or  similar communications equipment; such participation shall, except as otherwise required by the Investment Company Act, have the same effect as presence in person.

     Section 11. Compensation of Trustees. Trustees shall be entitled to receive such  compensation  from the Fund for their services as may from time to time be voted by the Board of Trustees.

     Section 12.  Dividends.  Dividends or  distributions  payable on the Shares may, but need not be,  declared by specific  resolution  of the Board as to each dividend or distribution;  in lieu of such specific resolutions,  the Board may, by general resolution,  determine the method of computation  thereof, the method of  determining  the  Shareholders  to which they are payable and the methods of determining  whether and to which Shareholders they are to be paid in cash or in additional Shares.

                                               ARTICLE III

                                                 OFFICERS

     Section 1.  Executive  Officers.  The  executive  officers  of the Fund may include a Chairperson  of the Board of Trustees,  and shall include a President, one or more Vice Presidents (the number thereof to be determined by the Board of
Trustees),  a Secretary and a Treasurer.  The Chairman of the Board of Trustees,
if any, shall be selected from among the Trustees.  The Board of Trustees or the
Executive  Committee may also in its discretion  appoint Assistant  Secretaries,
Assistant Treasurers,  and other officers,  agents and employees, who shall have such  authority and perform such duties as the Board or the Executive  Committee may determine. The Board of Trustees may fill any vacancy which may occur in any office.  Any two offices,  except those of President and Vice President,  may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity,  if such  instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

     Section  2. Term of  Office.  The term of office of all  officers  shall be until their respective  successors are chosen and qualify;  however, any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

     Section 3.  Powers and  Duties.  The  officers  of the Fund shall have such powers and duties as generally pertain to their respective  offices,  as well as such  powers  and duties as may from time to time be  conferred  by the Board of
Trustees or the Executive Committee.

                                                ARTICLE IV

                                                  SHARES

     Section 1. Certificates of Shares. Certificates for Shares of the Fund will not be issued.

     Section 2. Transfer of Shares. Shares shall be transferable on the books of the Fund by the holder thereof in person or by his duly  authorized  attorney or legal representative,  upon surrender and cancellation of certificates,  if any, for  the  same  number  of  Shares,  duly  endorsed  or  accompanied  by  proper instruments of assignment and transfer,  with such proof of the  authenticity of the signature as the Fund or its agent may  reasonably  require;  in the case of shares not represented by certificates,  the same or similar requirements may be imposed by the Board of Trustees.

     Section 3. Share  Ledgers.  The share ledgers of the Fund,  containing  the name and  address of the  Shareholders  and the  number of shares,  held by them respectively, shall be kept at the principal offices of the Fund or, if the Fund employs a transfer agent, at the offices of the transfer agent of the Fund.

                                                ARTICLE V

                                                   SEAL

     The Board of Trustees  shall  provide a suitable  seal of the Fund, in such form and bearing such inscriptions as it may determine.

                                                ARTICLE VI

                                               FISCAL YEAR

     The fiscal year of the Fund shall be fixed by the Board of Trustees.

                                               ARTICLE VII

                                           AMENDMENT OF BY-LAWS

     The  By-Laws of the Fund may be altered,  amended,  added to or repealed by the  Shareholders  or by majority vote of the entire Board of Trustees,  but any such alteration,  amendment,  addition or repeal of the By-Laws by action of the
Board of Trustees may be altered or repealed by the Shareholders.